 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ____________________

FORM 8-K
  ____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100
  ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Loan Agreement
On April 23, 2020, MiMedx Group, Inc. (the “Company”), the subsidiaries of the Company as guarantors party thereto from time to time, the lenders party thereto from time to time, and Blue Torch Finance LLC, as administrative agent and collateral agent (in such capacities, the “Agent”), entered into the First Amendment to Loan Agreement, dated as of April 22, 2020 (the “Amendment”), to amend the Loan Agreement, dated as of June 10, 2019 (as amended by the Amendment, the “Term Loan Agreement”), by and among the Company, the subsidiaries of the Company as guarantors party thereto from time to time, the lenders party thereto from time to time, and the Agent. Among other things, the Amendment provides for:

(1)
an increase in the maximum Total Leverage Ratio (as defined in the Term Loan Agreement) covenant, which is a quarterly test, from a Total Leverage Ratio of 3.00 to 1.00 to a new Total Leverage Ratio of 5.00 to 1.00 for the quarterly periods ending on June 30, 2020, September 30, 2020, and December 31, 2020;

(2)
a reduction in the minimum Liquidity (as defined in the Term Loan Agreement) covenant, which is a monthly requirement, from $40 million to $20 million for April and May 2020 and from $30 million to $20 million for June through November 2020;

(3)	the incurrence of the PPP Loan (as defined below); and

(4)
in the event that any portion of the PPP Loan is not forgiven within six months after the funding date of the PPP Loan, the requirement that the Company prepay the loan under the Term Loan Agreement, together with the applicable prepayment premium, in an amount equal to 100% of the amount of the PPP Loan that has not been forgiven.

In connection with the Amendment, the Company has agreed to pay a one-time fee, added to the principal balance of the loan under the Term Loan Agreement, and the Company has agreed to a 100 basis point increase in the Applicable Margin (as defined in the Term Loan Agreement). The payment of such one-time fee increases the unpaid principal amount by approximately $725,000 to approximately $73 million and increases the Applicable Margin to nine percent (9.0%) above the applicable LIBOR Rate.
The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Paycheck Protection Program Loan under the CARES Act
On April 21, 2020, the Company executed and delivered a Promissory Note, dated April 20, 2020 (the “PPP Note”), to Bank of America, NA (the “PPP Lender”), pursuant to which the PPP Lender agreed to make a term loan to the Company in an aggregate principal amount of $10,000,000 (the “PPP Loan”) under the Paycheck Protection Program offered by the U.S. Small Business Administration (the “SBA”) under the Coronavirus Aid, Relief, and Economic Security Act (as amended, modified or supplemented from time to time, the “CARES Act”). The Company received the PPP Loan on April 24, 2020.

By its terms, no principal or interest payment will be due during the initial six-month period from the funding of the PPP Loan (the “Deferment Period”). Pursuant to the CARES Act and the Paycheck Protection Program, all or a portion of the principal amount of the PPP Loan is subject to forgiveness so long as, over the eight-week period following the receipt by the Company of the proceeds of the PPP Loan, the Company uses those proceeds for payroll costs, rent, utility costs or the maintenance of employee and compensation levels. The Company expects to use the proceeds of the PPP Loan in a manner that will qualify for complete forgiveness of the PPP Loan but cautions that there can be no assurance that all or any portion of the PPP Loan will be forgiven.

If the SBA does not forgive the PPP Loan, or only partly forgives the PPP Loan, or if the Company fails to apply for forgiveness of the PPP Loan within the applicable time period, then (i) the PPP Loan will bear interest not in excess of a fixed rate of one percent (1.00%) per annum. (ii) will require certain amortization payments, and (iii) the Company will be obligated to repay the total outstanding principal amount of the PPP Loan, plus all accrued and unpaid interest thereon, by April 24, 2022.
At the Company’s option, the Company may prepay all or a portion of the PPP Loan without penalty. The PPP Loan includes events of default applicable after the Deferment Period and with respect to the outstanding balance of the PPP Loan that has not been forgiven, the occurrence and continuation of which would provide the PPP Lender with the right to exercise remedies against the Company, including the right to declare the entire unpaid principal balance thereof and all accrued and unpaid interest immediately due.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the PPP Note, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Important Cautionary Statement
The Amendment and the PPP Note contain representations and warranties by each of the parties to the Amendment and the PPP Note which were made only for purposes of the Amendment and the PPP Note and as of specified dates. The representations, warranties and covenants in the Amendment and the PPP Note were made solely for the benefit of the parties to the respective agreements; are subject to limitations agreed upon by the contracting parties, including, in the case of the Amendment, being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment or the PPP Note, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding the Company’s expected use of proceeds under the PPP Loan. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “estimate,” “may,” “anticipate,” “to be” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this Form 8-K is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this Form 8-K in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements, which apply only as of the date of the filing of this Form 8-K with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
First Amendment to Loan Agreement, dated as of April 22, 2020, by and among MiMedx Group, Inc., the subsidiaries of MiMedx Group, Inc. as guarantors party thereto from time to time, the lenders party thereto from time to time, and Blue Torch Finance LLC, as administrative agent and collateral agent, to that certain Loan Agreement, dated as of June 10, 2019, by and among MiMedx Group, Inc., the subsidiaries of MiMedx Group, Inc. as guarantors party thereto from time to time, the lenders party thereto from time to time, and Blue Torch Finance LLC, as administrative agent and collateral agent.

10.2	Promissory Note dated April 20, 2020 payable to Bank of America, NA pursuant to the Paycheck Protection Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: April 27, 2020.	By:	/s/ Peter M. Carlson
Chief Financial Officer